Crowell & Moring LLP

Exhibit 5.1

November 9, 2026

Korsana Biosciences, Inc.

203 Crescent Street, Bldgs. #3/3A/4, Suite 503

Waltham, MA 02453

Re: Korsana Biosciences, Inc. 2026 Stock Incentive Plan, Korsana Biosciences, Inc. 2026 Employee Stock Purchase Plan and Korsana Biosciences, Inc. 2025 Equity Incentive Plan Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Korsana Biosciences, Inc., a Massachusetts corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of (i) 6,092,348 shares of common stock, no par value per share, of the Company (the “Common Stock”) issuable pursuant to the Korsana Biosciences, Inc. 2026 Stock Incentive Plan (the “2026 Plan”), (ii) 550,512 shares of Common Stock issuable pursuant to the Korsana Biosciences, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”), and (iii) 7,083,328 shares of Common Stock issuable under the Korsana Biosciences, Inc. 2025 Equity Incentive Plan (as amended the “2025 Plan”) pursuant to outstanding stock options to purchase shares of common stock of Korsana Biosciences, Inc., a Delaware corporation (“Pre-Merger Korsana”) assumed by the Company and converted into stock options to purchase shares of Common Stock in connection with the acquisition of Pre-Merger Korsana. The “2025 Plan”, the 2026 Plan and the 2026 ESPP, are hereinafter referred to collectively as the “Plans”.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Plans and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others. We have also assumed without independent investigation that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of the participants thereunder.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the shares of Common Stock issuable under the Plans, when issued and sold in accordance with the terms of the respective Plans and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Massachusetts Business Corporation Act (the “MBCA”). This opinion is limited to the effect of the current state of the law of the MBCA and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Crowell & Moring LLP

Crowell & Moring LLP